PennantPark Investment Corporation Announces an Increase of Its Quarterly Distribution to $0.27 per Share

NEW YORK, NY -- (Marketwire - February 02, 2011) - PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) declares an increase of its second fiscal quarter 2011 distribution to $0.27 per share, payable on April 1, 2011 to stockholders of record as of March 15, 2011. Distributions are paid from taxable earnings and may include return of capital. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt, and equity investments. From time to time, the Company may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Aviv Efrat
(212) 905-1000
www.pennantpark.com